As filed with the Securities and Exchange Commission on August 10, 2011

Registration No. 333-174112

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Florida East Coast Holdings Corp.

(Exact name of registrant as specified in its charter)

Florida	4011	27-4591805
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7411 Fullerton Street, Suite 100

Jacksonville, Florida 32256

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Corporate Offices)

John Brenholt

Executive Vice President and Chief Financial Officer

c/o Florida East Coast Holdings Corp.

7411 Fullerton Street, Suite 100

Jacksonville, Florida 32256

(800) 342-1131

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:

Joseph A. Coco, Esq.

Richard B. Aftanas, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☑	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No 4 to the Registration Statement on Form S-4 (File No. 333-174112) is filed solely for the purpose of amending Exhibits 5.1 and 5.2 to such Registration Statement and amending “Part II-Item 21. Exhibits and Financial Statement Schedules.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Indemnification of Directors and Officers of Florida East Coast Holdings Corp.

Florida East Coast Holdings Corp. is incorporated under the laws of the State of Florida.

Section 607.0831 of the Florida Business Corporation Act (“FBCA”) limits the liability of directors of Florida corporations. Section 607.0831 provides that a director is not personally liable for monetary damages to the corporation or any other person unless the director breached or failed to perform his or her duties as a director and the director’s breach of, or failure to perform, those duties constituted:

•	a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful, or had no reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director derived an improper personal benefit, either directly or indirectly;

•	a circumstance under which the liability provisions of Florida law for unlawful distributions are applicable;

•

in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or

•

in a proceeding by or in the right of someone other than the corporation or by or in the right of a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Section 607.0850 of the FBCA empowers a Florida corporation, subject to certain limitations, to indemnify its directors, officers and employees against expenses (including attorneys’ fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful; provided, however, that no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court.

Our bylaws provide that, subject to certain authorization requirements, we will indemnify to the fullest extent permitted by the law any person who is or was a party to any threatened, pending or completed proceeding, by reason of the fact that such person is or was a director or officer for us or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided that directors and officers are not entitled to indemnification by us in proceedings initiated by such person as a plaintiff, unless the proceeding was authorized by our Board of Directors. The indemnification provided for in our bylaws is expressly not exclusive of all other rights to which the person may be entitled.

Our bylaws also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer for us or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power or the obligation to indemnify such person against such liability.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibits

Certain of the agreements included as exhibits to this prospectus contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit	Description	Incorporated by Reference To:

2.1	Membership Interest Purchase Agreement, dated as of December 31, 2007, by and among, FECR Rail Corp., Florida East Coast Industries, Inc., FECI Company, Florida East Coast Railway, L.L.C. and FEC Highway Services, L.L.C.	Exhibit 2.1 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 27, 2011.

3.1	Certificate of Incorporation of Florida East Coast Holdings Corp.	Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

3.2	By-laws of Florida East Coast Holdings Corp.	Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

4.1	Indenture, dated as of February 11, 2011, between Florida East Coast Holdings Corp. and Wells Fargo Bank, National Association.	Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

4.2	Indenture, dated as of January 25, 2011, by and among, Florida East Coast Railway Corp., the guarantors named therein and Wells Fargo Bank, National Association.	Exhibit 4.1 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

Exhibit	Description	Incorporated by Reference To:

4.3	Registration Rights Agreement, relating to the 10 1/2% / 11 1/4% Senior PIK Toggle Notes due 2017, dated as of February 11, 2011, between Florida East Coast Holdings Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.	Exhibit 4.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

4.4	Registration Rights Agreement, relating to the 8 1/8% Senior Secured Notes due 2017, dated as of January 25, 2011, by and among, Florida East Coast Railway Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated.	Exhibit 4.2 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

4.5	Form of 10 1/2% / 11 1/4% Senior PIK Toggle Notes due 2017 (included as part of Exhibit 4.1).	Exhibit 4.5 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

4.6	Form of 8 1/8% Senior Secured Notes due 2017 (included as part of Exhibit 4.2).	Exhibit 4.3 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.	Filed herewith.

5.2	Opinion of Shutts & Bowen LLP.	Filed herewith.

10.1	Credit Agreement, dated as of January 25, 2011, by and among, Florida East Coast Railway Corp., Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner, & Smith Incorporated, as sole lead arranger and sole bookrunner, and a syndicate of financial institutions and institutional lenders.	Exhibit 10.1 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on August 2, 2011.

10.2	Assumption Agreement, dated as of March 15, 2011, by and between Miami Dade County and Florida East Coast Railway, L.L.C.	Exhibit 10.2 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.3	Amended and Restated Lease Agreement, dated as of January 1, 2011, by and between FDG Hialeah LLC and Florida East Coast Railway, L.L.C.	Exhibit 10.3 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.4	Employment Agreement, dated as of May 24, 2011, by and among Florida East Coast Railway L.L.C., FECR Rail Corp. and James R. Hertwig.	Exhibit 10.4 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 27, 2011.

Exhibit	Description	Incorporated by Reference To:

10.5	Employment Agreement, dated as of November 8, 2010, by and among Florida East Coast Railway L.L.C., FECR Rail Corp. and John A. Brenholt.	Exhibit 10.5 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 033-173954) filed on June 27, 2011.

10.6	Employment Agreement, dated as of December 6, 2011, by and among Florida East Coast Railway L.L.C., FECR Rail Corp. and Joel Haka.	Exhibit 10.6 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 27, 2011.

10.7	Employment Agreement, dated as of December 8, 2010, by and among Florida East Coast Railway L.L.C., FECR Rail Corp. and Husein Cumber.	Exhibit 10.7 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 27, 2011.

10.8	Summary of Employment Terms, dated January 6, 2011, between Florida East Coast Railway L.L.C. and Kim Cooper.	Exhibit 10.8 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.9	Form of Consulting Agreement.	Exhibit 10.9 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.10	Form of Restricted Stock Unit Award Agreement.	Exhibit 10.10 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.11	Consulting Agreement, dated as of October 1, 2009, by and among FECR Rail Corp., Florida East Coast Railway, L.L.C. and Clyde Preslar.	Exhibit 10.11 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 27, 2011.

10.12	Consulting Agreement, dated as of October 1, 2009, by and among FECR Rail Corp., Florida East Coast Railway, L.L.C. and John E. Giles.	Exhibit 10.12 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 27, 2011.

Exhibit	Description	Incorporated by Reference To:

10.13	Employee Services Agreement, effective as of January 1, 2010, by and between Florida East Coast Railway, L.L.C. and RailAmerica, Inc.	Exhibit 10.13 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 27, 2011.

10.14	Form of Amendment to Restricted Stock Unit Award Agreement	Exhibit 10.14 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on August 2, 2011.

12.1	Computation of Earnings to Fixed Charges.	Exhibit 12.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

21.1	List of Subsidiaries.	Exhibit 21.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).	Filed herewith.

23.2	Consent of Shutts & Bowen LLP (included in Exhibit 5.2).	Filed herewith.

23.3	Consent of Ernst & Young LLP.	Exhibit 23.3 to the Company’s Registration Statement on Form S-4/A (Registration No. 333-174112) filed on August 2, 2011.

25.1	Statement of Eligibility of Wells Fargo, National Association, Trustee, as set forth on Form T-1.	Exhibit 25.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

99.1	Form of Letter of Transmittal.	Exhibit 99.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

99.2	Form of Letter to Clients.	Exhibit 99.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.	Exhibit 99.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

8) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on August 10, 2011.

FLORIDA EAST COAST HOLDINGS CORP.

By:	/s/ John Brenholt
	Name:	John Brenholt
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James R. Hertwig and John Brenholt and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James R. Hertwig	President and Chief Executive Officer (principal executive officer)	August 10, 2011

/s/ John Brenholt John Brenholt	Executive Vice President and Chief Financial Officer (principal financial officer and accounting officer)	August 10, 2011

* Wesley R. Edens	Director	August 10, 2011

* Joseph Adams, Jr.	Director	August 10, 2011

* Randal A. Nardone	Director	August 10, 2011

/s/ John Brenholt John Brenholt	Attorney-in-Fact

S-1

EXHIBITS

Exhibit	Description	Incorporated by Reference To:

2.1	Membership Interest Purchase Agreement, dated as of December 31, 2007, by and among, FECR Rail Corp., Florida East Coast Industries, Inc., FECI Company, Florida East Coast Railway, L.L.C. and FEC Highway Services, L.L.C.	Exhibit 2.1 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 14, 2011.

3.1	Certificate of Incorporation of Florida East Coast Holdings Corp.	Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

3.2	By-laws of Florida East Coast Holdings Corp.	Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

4.1	Indenture, dated as of February 11, 2011, between Florida East Coast Holdings Corp. and Wells Fargo Bank, National Association.	Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

4.2	Indenture, dated as of January 25, 2011, by and among, Florida East Coast Railway Corp., the guarantors named therein and Wells Fargo Bank, National Association.	Exhibit 4.1 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

4.3	Registration Rights Agreement, relating to the 10 1/2% / 11 1/4% Senior PIK Toggle Notes due 2017, dated as of February 11, 2011, between Florida East Coast Holdings Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.	Exhibit 4.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

4.4	Registration Rights Agreement, relating to the 8 1/8% Senior Secured Notes due 2017, dated as of January 25, 2011, by and among, Florida East Coast Railway Corp., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated.	Exhibit 4.2 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

4.5	Form of 10 1/2% / 11 1/4% Senior PIK Toggle Notes due 2017 (included as part of Exhibit 4.1).	Exhibit 4.5 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

Ex-1

Exhibit	Description	Incorporated by Reference To:

4.6	Form of 8 1/8% Senior Secured Notes due 2017 (included as part of Exhibit 4.2).	Exhibit 4.3 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.	Filed herewith.

5.2	Opinion of Shutts & Bowen LLP.	Filed herewith.

10.1	Credit Agreement, dated as of January 25, 2011, by and among, Florida East Coast Railway Corp., Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner, & Smith Incorporated, as sole lead arranger and sole bookrunner, and a syndicate of financial institutions and institutional lenders.	Exhibit 10.1 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on August 2, 2011.

10.2	Assumption Agreement, dated as of March 15, 2011, by and between Miami Dade County and Florida East Coast Railway, L.L.C.	Exhibit 10.2 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.3	Amended and Restated Lease Agreement, dated as of January 1, 2011, by and between FDG Hialeah LLC and Florida East Coast Railway, L.L.C.	Exhibit 10.3 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.4	Employment Agreement, dated as of May 24, 2011, by and among Florida East Coast Railway L.L.C., FECR Rail Corp. and James R. Hertwig.	Exhibit 10.4 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 27, 2011.

10.5	Employment Agreement, dated as of November 8, 2010, by and among Florida East Coast Railway L.L.C., FECR Rail Corp. and John A. Brenholt.	Exhibit 10.5 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 033-173954) filed on June 27, 2011.

10.6	Employment Agreement, dated as of December 6, 2011, by and among Florida East Coast Railway L.L.C., FECR Rail Corp. and Joel Haka.	Exhibit 10.6 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 27, 2011.

Ex-2

Exhibit	Description	Incorporated by Reference To:

10.7	Employment Agreement, dated as of December 8, 2010, by and among Florida East Coast Railway L.L.C., FECR Rail Corp. and Husein Cumber.	Exhibit 10.7 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 14, 2011.

10.8	Summary of Employment Terms, dated January 6, 2011, between Florida East Coast Railway L.L.C. and Kim Cooper.	Exhibit 10.8 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.9	Form of Consulting Agreement.	Exhibit 10.9 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.10	Form of Restricted Stock Unit Award Agreement.	Exhibit 10.10 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4 (Registration No. 333-173954) filed on May 5, 2011.

10.11	Consulting Agreement, dated as of October 1, 2009, by and among FECR Rail Corp., Florida East Coast Railway, L.L.C. and Clyde Preslar.	Exhibit 10.11 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 14, 2011.

10.12	Consulting Agreement, dated as of October 1, 2009, by and among FECR Rail Corp., Florida East Coast Railway, L.L.C. and John E. Giles.	Exhibit 10.12 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 14, 2011.

10.13	Employee Services Agreement, effective as of January 1, 2010, by and between Florida East Coast Railway, L.L.C. and RailAmerica, Inc.	Exhibit 10.13 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on June 14, 2011.

10.14	Form of Amendment to Restricted Stock Unit Award Agreement	Exhibit 10.14 to Florida East Coast Railway Corp.’s Registration Statement on Form S-4/A (Registration No. 333-173954) filed on August 2, 2011.

Ex-3

Exhibit	Description	Incorporated by Reference To:

12.1	Computation of Earnings to Fixed Charges.	Exhibit 12.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

21.1	List of Subsidiaries.	Exhibit 21.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).	Filed herewith.

23.2	Consent of Shutts & Bowen LLP (included in Exhibit 5.2).	Filed herewith.

23.3	Consent of Ernst & Young LLP.	Exhibit 23.3 to the Company’s Registration Statement on Form S-4/A (Registration No. 333-174112) filed on August 2, 2011.

25.1	Statement of Eligibility of Wells Fargo, National Association, Trustee, as set forth on Form T-1.	Exhibit 25.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

99.1	Form of Letter of Transmittal.	Exhibit 99.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

99.2	Form of Letter to Clients.	Exhibit 99.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.	Exhibit 99.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-174112) filed on May 10, 2011.

Ex-4